Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-173601 on Form N-2 of our report dated May 25, 2012, relating to the financial statements and financial highlights of BlackRock Preferred Partners LLC (the “Fund”) appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania June 7, 2012